EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Entera Bio Ltd. of our report dated March 30, 2018 relating to the financial statements, which appears in Entera Bio Ltd. Registration Statement on Form F-1, amendment no 6.

/s/ Kesselman & Kesselman
Tel-Aviv, Israel	Kesselman & Kesselman
September 21, 2018	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,

P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il